As filed with the Securities and Exchange Commission on August 5, 2004
Registration No. 333-68155-99

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

PG&E CORPORATION
(Exact name of registrant as specified in its charter)

California	94-3234914
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Market, Spear Street Tower, Suite 2400
San Francisco, California 94105
(Address of principal executive offices) (zip code)

PG&E GAS TRANSMISSION, NORTHWEST CORPORATION SAVINGS FUND PLAN
FOR NON-MANAGEMENT EMPLOYEES
PG&E GAS TRANSMISSION, NORTHWEST CORPORATION SAVINGS FUND PLAN
FOR MANAGEMENT EMPLOYEES
(Full title of the Plans)

Gary P. Encinas, Esq. One Market, Spear Tower Suite 400 San Francisco, California 94105 (Name and address of agent for service)

Telephone number, including area code, of agent for service:(415) 817-8201

The PG&E Gas Transmission, Northwest Corporation Savings Fund Plan for Non-Management Employees (Plan) has merged into the PG&E Corporation Retirement Savings Plan.  This Post-Effective Amendment No. 2 to Registration Statement No. 333-68155 is being filed solely to deregister all unsold shares of PG&E Corporation common stock and an indeterminate amount of corresponding plan interests previously registered for offer and sale to the participants in the Plan.

SIGNATURES

          The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a post-effective amendment to Form S-8 and has duly caused this Post-effective Amendment No. 2 to Registration Statement No. 333-68155 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of San Francisco, State of California, on the 5th day of August, 2004.

PG&E CORPORATION
(Registrant)

GARY P. ENCINAS
By
GARY P. ENCINAS

          The Plan.  Pursuant to the requirements of the Securities Act of 1933, the administrator of the Plan listed below has duly caused this Post-Effective Amendment No. 2 to Registration Statement No. 333-68155 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of San Francisco, State of California, on the 5th day of August 2004.

PG&E CORPORATION RETIREMENT SAVINGS PLAN AS SUCCEESOR TO THE PG&E GAS TRANSMISSION, NORTHWEST CORPORATION SAVINGS FUND PLAN FOR MANAGEMENT EMPLOYEES AND THE PG&E GAS TRANSMISSION, NORTHWEST CORPORATION SAVINGS FUND PLAN FOR NON-MANAGEMENT EMPLOYEES

BRUCE R. WORTHINGTON
By
Bruce R. Worthington Chairman, Employee Benefit Committee